CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2024, relating to the financial statements and financial highlights of AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF, AllianzIM U.S. Equity Buffer15 Uncapped May ETF, AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF, AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF, AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF, AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF, AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF, and AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF, each a series of AIM ETF Products Trust, which are included in Form N-CSR for the year ended October 31, 2024, and to the references to our firm under the headings “Financial Highlights” and “Fund Service Providers” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.
We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF, AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF, AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF, and AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF, each a series of AIM ETF Products Trust, under the headings “Fund Service Providers” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Cleveland, Ohio
February 27, 2025